SUPPLEMENT DATED DECEMBER 1, 2022
To the following variable annuity prospectus:

Allianz Index Advantage® New York
Dated April 29, 2022

ISSUED BY
Allianz Life Insurance Company of New York and Allianz Life® of NY Variable Account C
This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.

After December 30, 2022, we will no longer issue new Index Advantage® New York Contracts under this prospectus.

PRO-008-0422
(INY-023)